CORPORATE CAPITAL TRUST II N-2/A

Exhibit (l)

Cira Centre 2929 Arch Street Philadelphia, PA 19104 +1 215 994 4000 Main +1 215 994 2222 Fax www.dechert.com

August 28, 2015

Corporate Capital Trust II

450 South Orange Avenue

Orange, Florida 32801

Re: Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as counsel to Corporate Capital Trust II, a Delaware statutory trust (the “Company”), in connection with the preparation and filing of a Registration Statement on Form N-2 (Registration No. 333-199018) (together with all amendments thereto, the “Registration Statement”), filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed issuance by the Company of up to an aggregate of 275,000,000 shares of beneficial interest, par value $0.001 per share (“Shares”).

The Registration Statement provides that Shares may be continuously offered in amounts, at prices and on terms to be set forth in one or more supplements to the prospectus included in the Registration Statement (each, a “Prospectus Supplement”). This opinion letter is being furnished to the Company in accordance with the requirements of Item 25 of Form N-2 under the Investment Company Act of 1940, as amended, and we express no opinion herein as to any matter other than as to the legality of Shares.

In rendering the opinions expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below, including the following documents:

(i)

the Registration Statement;

(ii)

the Certificate of Trust, as filed with the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on August 12, 2014 (as amended by the Certificate of Amendment filed with the Secretary of State on May 22, 2015, the “Certificate of Trust”);

Corporate Capital Trust II August 28, 2015 Page 2

(iii)

the Amended and Restated Declaration of Trust of the Company (the “Charter”) dated as of August 26, 2015;

(iv)

the Bylaws of the Company, approved and adopted by the Company’s board of trustees on June 19, 2015 (the “Bylaws”);

(v)

a certificate of good standing with respect to the Company issued by the Secretary of State as of August 27, 2015;

(vi)

the resolutions of the Board of Trustees, relating to, among other things, the authorization and approval of the preparation and filing of the Registration Statement and any Prospectus Supplements thereto and the issuance of Shares;

(vii)

such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

As to the facts upon which this opinion is based, we have relied upon certificates of public officials and certificates and written statements of agents, officers, directors and representatives of the Company without having independently verified such factual matters.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, the conformity to original documents of all documents submitted to us as copies, the legal capacity of natural persons who are signatories to the documents examined by us and the legal power and authority of all persons signing on behalf of the parties to such documents.

On the basis of the foregoing and subject to the assumptions, qualifications and limitations set forth in this letter, we are of the opinion that Shares (a) when issued and delivered against receipt by the Company of payment therefor in the manner and on the terms described in the Registration Statement (after the same is declared effective) and the Prospectus Supplements and (b) if applicable, countersigned by the transfer agent, will be validly issued and shareholders who received Shares will not have any obligation to make payments to the Company or its creditors or make contributions to the Company or its creditors solely by reason of the shareholder’s ownership of the Shares.

The opinions expressed herein are limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinion is rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

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This opinion letter has been prepared for your use solely in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the date of this opinion letter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

[Signature Page Follows]

Cira Centre 2929 Arch Street Philadelphia, PA 19104 +1 215 994 4000 Main +1 215 994 2222 Fax www.dechert.com

Very truly yours,

/s/ Dechert LLP